Exhibit 99.1

FOR IMMEDIATE RELEASE

APRIL 13, 2017

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream to Host First Quarter 2017 Earnings Conference Call on May 3

DALLAS, April 13 — The EnLink Midstream companies (EnLink), EnLink Midstream Partners, LP (NYSE: ENLK) and EnLink Midstream, LLC (NYSE: ENLC), will hold a conference call to discuss first quarter 2017 financial results on Wednesday, May 3, at 9 a.m. Central time. EnLink’s first quarter 2017 operations report and earnings press release will be posted to its website at www.EnLink.com after market close on May 2.

First Quarter 2017 Earnings Conference Call Details

The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10104534 where they will receive their dial-in information upon completion of their preregistration. Interested parties can access an archived replay of the call on the Investors’ page of EnLink’s website at www.EnLink.com.

About the EnLink Midstream Companies

EnLink provides integrated midstream services across natural gas, crude oil, condensate, and NGL commodities.  EnLink operates in several top U.S. basins and is strategically focused on the core growth areas of the Permian’s Midland and Delaware basins, Oklahoma’s Midcontinent, and Louisiana’s Gulf Coast. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership. Visit www.EnLink.com for more information on how EnLink connects energy to life.

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